UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under §240.14a-12

EOS ENERGY ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Important Information

Eos Energy Enterprises, Inc. (the “Company” or “Eos”) expects to file a preliminary proxy statement and a definitive proxy statement with the Securities and Exchange Commission (the “SEC”), which will be sent to the stockholders of Eos, seeking certain approvals related to the exercisability of the warrants and the convertibility of the preferred stock issued or issuable pursuant to the transaction as described in the Company’s Current Report on Form 8-K filed with the SEC on June 24, 2024. The following communications relate to such transactions.

Business Update to Company Employees

The following communication was made available to the Company’s employees on June 24, 2024:

Exciting News: Transformational Investment Secured for our Future Growth

Dear Team,

I am excited to share that Eos has secured a transformational investment from Cerberus Capital Management, a global leader in alternative investing with approximately $65 billion in assets under management. This major milestone in the company’s history is a testament to all your hard work that has brought us to this moment. We now stand at the starting line to scaling Eos into a leading provider of long duration energy storage while also successfully navigating our path to profitability.

Securing an up to $315 million loan allows us to focus on executing our strategic plan. This financing is structured in four tranches over the next 10 months tied to achieving certain operational milestones. Along with the loan, Cerberus will also receive equity in Eos ranging from 33% to 49%. The equity percentage is determined by our ability to achieve the operating plan we outlined at the beginning of this year.

Three things to consider as we begin this new chapter for Eos:

1.	Company Vision: The demand for safe energy storage alternatives is increasing exponentially. At the same time, the world is facing significant energy demand growth along with U.S. requirements for higher energy independence and security. As renewable energy becomes a higher portion of the global energy mix, Cerberus recognized the critical importance of advancing innovative technologies and next-generation manufacturing capabilities. Cerberus viewed Eos as ideally positioned to achieve significant growth because of our unique technology combined with our U.S. manufacturing and supply chain strategy.

2.	Partnering with Cerberus: The investment allows us to become more strategic in how we execute our plan. In the past we have been raising capital to achieve our next operating milestone with our future funding needs being uncertain in challenging capital markets. From today forward, securing funding only requires that we achieve our quarterly operating targets and delivering our path to profitability.

Partnering with Cerberus allows Eos to “play bigger.” Eos now has access to operational expertise and technology resources from Cerberus that should further advance our expansion, supply chain capability, software development, access to customer financing, and broad customer / government relationships. Together, we can build a long-term profitable operating company.

3.	Operational Execution: To unlock subsequent funding every one of us needs to contribute to Eos’ success in achieving the following critical operational milestones.

●	Achieve planned cycle time and quality yields on the State-of-the-Art Manufacturing line

●	Delivering Z3 product cost plan as outlined in 2024 performance targets

●	Demonstrating Z3 system performance in line with our multi-generation product plan

●	Building backlog & delivering projects to collect deposits and milestone payments

We are well-positioned to accelerate our growth. Cerberus’ investment represents a vote of confidence for all your hard work, in the vision of the company and the potential for our innovative solutions to deliver strong stakeholder returns. In addition, we continue to work closely with the U.S. Department of Energy on closing the previously announced conditional commitment for a loan guarantee to expand manufacturing capacity.

Communication will be critical to our success, and we are committed to keeping you informed at every step in this journey. If you have any questions or concerns, please feel free to reach out anyone on the Eos Leadership team. Let’s continue to believe in our capabilities and together we will make a lasting impact in how the world powers its future.

Joe

Important Information from Eos Legal Team

This communication may be deemed to be solicitation material in respect of a vote of stockholders to approve the issuance of more than 19.99% of the outstanding common stock underlying the securities issued or issuable as part of the transaction with Cerberus. In connection with the requisite stockholder approval, the Company will file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and a definitive proxy statement, which will be sent to the stockholders of the Company, seeking certain approvals related to the exercisability and conversion of the securities issued or issuable pursuant to the transactions described herein.

INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ, WHEN AVAILABLE, THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTIONS DESCRIBED HEREIN, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTIONS. Investors and security holders will be able to obtain a free copy of the proxy statement, as well as other relevant documents filed with the SEC containing information about the Company, without charge, at the SEC’s website (http://www.sec.gov). Copies of documents filed with the SEC by the Company can also be obtained, without charge, by directing a request to Investor Relations, Eos Energy Enterprises, Inc. at 862-207-7955 or email ir@eose.com.

Participations in the Solicitation of Proxies in Connection with the Transaction

The Company and Cerberus and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the requisite stockholder approvals under the rules of the SEC. Information regarding the Company’s directors and executive officers is available in its definitive proxy statement for its 2024 annual stockholders meeting, which was filed with the SEC on April 2, 2024 and certain current reports on Form 8-K filed by the Company. Other information regarding the participants in the solicitation of proxies with respect to the transactions described herein and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

Not an Offer of Securities

The information in this communication is for informational purposes only and shall not constitute, or form a part of, an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities. The securities that are the subject of the transactions described herein have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this communication are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company’s expected revenue, contribution margins, orders backlog and opportunity pipeline for the fiscal year ended December 31, 2024, the Company’s path to profitability and strategic outlook, the tax credits available to the Company’s customers or to Eos pursuant to the Inflation Reduction Act of 2022, the delayed draw term loan, milestones thereunder and the anticipated use of proceeds therefrom, statements regarding the Company’s ability to secure final approval of a loan from the U.S. Department of Energy Loan Programs Office, or the Company’s anticipated use of proceeds from any loan facility provided by the U.S. Department of Energy, statements that refer to outlook, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on the Company’s management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected.

Factors which may cause actual results to differ materially from current expectations include, but are not limited to: changes adversely affecting the business in which the Company is engaged; the Company’s ability to forecast trends accurately; the Company’s ability to generate cash, service indebtedness and incur additional indebtedness; the Company’s ability to achieve the operational milestones on the delayed draw term loan; the Company’s ability to raise financing in the future, including the discretionary revolving facility from Cerberus; the Company’s customers’ ability to secure project financing; the amount of final tax credits available to the Company’s customers or to Eos pursuant to the Inflation Reduction Act of 2022, uncertainties around the Company’s ability to meet the applicable conditions precedent and secure final approval of a loan, in a timely manner or at all from the U.S. Department of Energy Loan Programs Office, or the timing of funding and the final size of any loan that is approved; the possibility of a government shutdown while the Company works to meet the applicable conditions precedent and finalize loan documents with the U.S. Department of Energy Loan Programs Office or while the Company awaits notice of a decision regarding the issuance of a loan from the U.S. Department of Energy Loan Programs Office; the Company’s ability to continue to develop efficient manufacturing processes to scale and to forecast related costs and efficiencies accurately; fluctuations in the Company’s revenue and operating results; competition from existing or new competitors; the Company’s ability to convert firm order backlog and pipeline to revenue; risks associated with security breaches in the Company’s information technology systems; risks related to legal proceedings or claims; risks associated with evolving energy policies in the United States and other countries and the potential costs of regulatory compliance; risks associated with changes to the U.S. trade environment; risks resulting from the impact of global pandemics, including the novel coronavirus, COVID-19; the Company’s ability to maintain the listing of the Company’s shares of common stock on NASDAQ; the Company’s ability to grow the Company’s business and manage growth profitably, maintain relationships with customers and suppliers and retain the Company’s management and key employees; risks related to the adverse changes in general economic conditions, including inflationary pressures and increased interest rates; risk from supply chain disruptions and other impacts of geopolitical conflict; changes in applicable laws or regulations; the possibility that Eos may be adversely affected by other economic, business, and/or competitive factors; other factors beyond the Company’s control; risks related to adverse changes in general economic conditions; and other risks and uncertainties.

The forward-looking statements contained in this communication are also subject to additional risks, uncertainties, and factors, including those more fully described in the Company’s most recent filings with the SEC on, including the Company’s most recent Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that the Company makes with the SEC from time to time. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this communication.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.